UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 1, 2012
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

228 Regent Estate Dar es Salaam Republic of Tanzania (Address of principal executive offices)	N/A (Zip Code)

011-255-222-70-00-84
Registrant's telephone number, including area code

Suite 500, 666 Burrard Street
Vancouver, British Columbia, V6C 3P6, Canada
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on February 1, 2012, the Board of Directors of the Company accepted the consents to act as directors of the Company from Mohan Kaul and Gizman Abbas.

About Mohan Kaul

Since 1998, Dr. Mohan Kaul has served as the Chief Executive Officer of the Commonwealth Business Council (CBC), an organization established by the Commonwealth Heads of Government in Edinburgh in October 1997 to foster socio-economic development through the promotion of good governance and sound market-oriented economic policies. Prior to this he served as a Director and senior member of the Commonwealth Secretariat; as a United Nations adviser; and a Professor and Dean at the Indian Institute of Management (IIM), Ahmedabad, India.

Dr. Kaul continues to assist various governments and is currently a member of the Presidential Advisory Councils of Mozambique, Uganda and Zambia. In addition he is also, amongst others, Chairman of Commonwealth Inclusive Growth Services (India) Limited, Chair of the Governance Committee of ICICI Bank (UK) and a Board member the Crown Agents Foundation.

Dr. Kaul holds a PhD in Management Science from the University of Paris-Sorbonne and was conferred the honorary Doctorate of Letters by Cape Breton University Canada in 2007. He is also a fellow of UK Chartered Institute of Personnel Development; Fellow of International Institute of Trading & Development, USA; and Fellow of Computer Society of India.. Dr. Kaul is a Liveryman of the City of London.

About Gizman Abbas

Gizman Abbas is Managing Partner, DI Development LLC, a development company focusing on the New York City real estate market, which he founded in April 2011 to take advantage of the opportunities resulting from the 2008 financial downturn. Before DI Development, from July 2008 until March 2011, Mr. Abbas was a Partner at Apollo Commodities Partners, L.P., where he helped build Apollo Global Management's newly established commodities business. He joined Apollo from Goldman Sachs where he was a Vice President in the Commodities Asset Investment business from July 2004 until June 2008. While at Goldman Sachs, he worked on transactions involving resources, power, biofuels, emissions and agriculture. Prior to joining Goldman Sachs, he was a banker at Morgan Stanley where he spent time in the power and energy banking group.

Mr. Abbas began his career at Southern Company, working at a coal-fired power plant, followed by a period as an oil & gas engineer at Exxon Mobil. Mr. Abbas graduated with a B.S. in Electrical Engineering from Auburn University and received his MBA from the Kellogg School of Management at Northwestern University.

As a consequence of the appointments of each of Mr. Abbas and Dr. Kaul, the Board of Directors and Executive Officers of the Company are now comprised of the following:

Name	Position
Reginald Mengi	Chairman of the Board and a director
Reyno Scheepers	President, Chief Executive Officer, Chief Operating Officer, interim Secretary, Treasurer and Chief Financial Officer, and a director
Douglas Boateng	Director
Gizman Abbas	Director
Mohan Kaul	Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS LAKE MINERALS INC.
DATE: February 1, 2012	By: /s/ Reyno Scheepers Name: Reyno Scheepers Position: President, CEO, COO, interim Secretary, Treasurer and CFO and a director

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